STATE OF NEW MEXICO
ENERGY, MINERALS AND NATURAL RESOURCES DEPARTMENT
OIL CONSERVATION DIVISION

IN RE PETROLIA ENERGY CORPORATION **CASE NO. 21982**

STIPULATED FINAL ORDER

Pursuant to the New Mexico Oil and Gas Act ("Act"), NMSA 1978, Section 70-2-1, *et seq.*, and 19.15.5.10(C) NMAC, the Director of the Oil Conservation Division ("OCD") and Petrolia Energy Corporation, OGRID #371666 ("Petrolia") enter into this Stipulated Final Order ("Order") to resolve the above-referenced matter.

1. OCD is charged with the administration and enforcement of the Act and the implementing rules and has jurisdiction to regulate Petrolia's wells in the state of New Mexico.
2. Petrolia is the Operator of record for the thirty-eight (38) wells identified in **Exhibit A**, which is attached and incorporated by reference.
3. Petrolia's address of record is 710 North Post Oak Road, Suite 400, Houston, Texas, 77024.
4. Petrolia's central contact is Mark Allen. Email: mark.a@petroliaenergy.com
5. On April 8, 2021, OCD issued a Notice of Violation ("NOV") to Petrolia alleging:
    a. Petrolia failed to report production required by 19.15.7.24 NMAC;
    b. Petrolia exceeded the number of inactive wells allowed by 19.15.5.9(A)(4)(b) NMAC;
    c. Petrolia failed to provide financial assurance in the amount required by 19.15.8.9(C) NMAC;
    d. Petrolia failed to provide additional financial assurance in the amount required by 19.15.8.9(D) NMAC.
6. Petrolia requested informal resolution of the NOV.
7. Petrolia acknowledges the violations alleged in the NOV.
8. To resolve the alleged violations, Petrolia agrees that:
    a. No later than 15 days after the OCD Director signs this Order, Petrolia shall update or verify its address of record and central contact information in the OCD Permitting system;
    b. No later than 30 days after the OCD Director signs this Order, Petrolia shall submit complete and accurate C-115 forms for each well listed in Exhibit A. Thereafter, Petrolia shall submit monthly C-115 forms for every well not plugged and released

by OCD. Petrolia understands and acknowledges that if no production occurs, Petrolia must report zero production to the OCD;

c. No later than six weeks after the OCD Director signs this order, Petrolia shall plug the Twin Lakes San Andres Unit #018 well, API 30-005-60536, and submit all required information and C-103 forms to OCD through the OCD Permitting system;
d. No later than April 30, 2022, Petrolia shall plug the Twin Lakes San Andres Unit #029 well, API 30-005-60569, and submit all required information and form C-103 to OCD through the OCD Permitting system;
e. No later than January 31, 2022, Petrolia shall open an escrow account according to the following terms;
    i. Petrolia shall designate OCD as the beneficiary of the escrow account;
    ii. Petrolia shall not retain the ability to withdraw funds from the escrow account without the written agreement of the OCD. This restriction shall apply to any of Petrolia's agents, assigns, contractors, and successors in interest;
    iii. No later than February 15, 2022, Petrolia shall provide documentation of the escrow account to the OCD, to include relevant account information, identification of the escrow agent, and a copy of the escrow agreement;
    iv. At least 30 days after OCD notifies Petrolia in writing of its intent to withdraw funds, the OCD may withdraw escrow funds from the account only for the purposes of OCD's plugging and abandonment, restoration, or remediation of wells identified in **Exhibit A**, or for reimbursement of expenses for the same.
    v. The escrow account may be closed upon OCD written acknowledgment to escrow agent that Petrolia has fulfilled all of its obligations under this Order, or upon withdrawal of all remaining funds for the purposes set forth in paragraph 8(e)(iv). Any funds remaining in the account upon closure due to Petrolia's fulfillment of its obligations under this Order will be returned to Petrolia.
f. Petrolia is not required to provide additional inactive well financial assurance under 19.15.8.9(D) NMAC. In lieu of providing inactive well financial assurance, Petrolia shall fund the escrow account as follows:
    i. No later than February 28, 2021, Petrolia shall deposit ten thousand dollars ($10,000.00) in the escrow account;
    ii. No later than March 31, 2022, Petrolia shall deposit an additional ten thousand dollars ($10,000.00) in the escrow account;
    iii. No later than May 31, 2022, Petrolia shall deposit an additional ten thousand dollars ($10,000.00) in the escrow account;
    iv. No later than June 30, 2022, Petrolia shall deposit an additional ten thousand dollars ($10,000.00) in the escrow account;
    v. Also in lieu of inactive well financial assurance, the OCD will agree to release single-well financial assurance for any well fully plugged and abandoned by Petrolia, pursuant to a turnover letter. The turnover letter, executed by both Petrolia and the OCD shall direct the entity holding any single-well bond to make a check payable to the escrow agent designated by Petrolia. Single-well bonds released by OCD will be subject to all escrow provisions in this Order.
g. No later than July 30, 2021, Petrolia shall provide a report for OCD consideration and consent proposing deadlines by which Petrolia shall bring all remaining wells

into compliance. If OCD and Petrolia cannot agree upon remaining compliance deadlines, Petrolia shall comply with the following schedule:

i. Any remaining wells which may be brought into production, must do so within 120 days;
ii. Petrolia shall plug and abandon at least one inactive well every 60 days until all inactive wells are plugged and abandoned and released by OCD.

9. Should Petrolia fail to meet any deadline for plugging, escrow payment, or plan submissions set forth in paragraph 8 of this Order, OCD may immediately plug and abandon, restore, and/or remediate any of the wells identified in **Exhibit A**. Petrolia agrees that it will forfeit any financial assurance associated with any well in **Exhibit A** which is plugged and abandoned, restored, or remediated by the OCD.

10. Written notice required by paragraph 8 shall be given to OCD at the following electronic mail address: OCD.Engineer@state.nm.us.

11. Petrolia admits OCD's jurisdiction to file the NOV, consents to the relief specified herein, and waives the rights of hearing and appeal.

12. The persons executing this Order represent that they have the requisite authority to bind their respective parties and such representation shall be legally sufficient evidence of their actual or apparent authority.

13. If Petrolia complies with this Stipulated Final Order, OCD shall abate all of the civil penalties.

14. So long as Petrolia complies with all conditions of paragraph 8 of this Order, and specifically with any subsequent compliance schedule under paragraph 8(g), OCD will not withhold authorization to transport or approval of otherwise acceptable injection permits due solely to Petrolia's outstanding compliance deficiencies covered by this Order.

15. Nothing herein prevents Petrolia from assigning its rights, title, interest and obligations to any other party, subject to OCD approval.

OIL CONSERVATION DIVISION

[signature] Date: 12/31/21

Adrienne Sandoval
Director

PETROLIA ENERGY CORPORATION

[signature] Date: DECEMBER 30, 2021

Mark M. Allen
CEO

Exhibit A: Case 21982 SFO

Inactive Well List

Total Well Count: 38 Inactive Well Count: 38
Printed On: Thursday, December 09 2021

District	API	Well	ULSTR	OCD Unit	Ogrid	Operator	Lease Type	Well Type	Last Production	Formation/Notes	Status	TA Exp Date
2	30-005-60470	TWIN LAKES SAN ANDRES UNIT #016	D-36-08S-28E	D	371666	PETROLIA ENERGY CORPORATION	S	O	01/2012			
2	30-005-60536	TWIN LAKES SAN ANDRES UNIT #018	B-36-08S-28E	B	371666	PETROLIA ENERGY CORPORATION	S	O	05/2012			
2	30-005-60031	TWIN LAKES SAN ANDRES UNIT #026	F-36-08S-28E	F	371666	PETROLIA ENERGY CORPORATION	S	O	10/2016			
2	30-005-60569	TWIN LAKES SAN ANDRES UNIT #029	H-36-08S-28E	H	371666	PETROLIA ENERGY CORPORATION	S	O	10/2016			
2	30-005-60329	TWIN LAKES SAN ANDRES UNIT #036	J-36-08S-28E	J	371666	PETROLIA ENERGY CORPORATION	S	O	08/2012			
2	30-005-60973	TWIN LAKES SAN ANDRES UNIT #037	J-36-08S-28E	J	371666	PETROLIA ENERGY CORPORATION	S	O	01/2020			
2	30-005-60657	TWIN LAKES SAN ANDRES UNIT #039	3-31-08S-29E	L	371666	PETROLIA ENERGY CORPORATION	P	O	10/2016			
2	30-005-60696	TWIN LAKES SAN ANDRES UNIT #040	K-31-08S-29E	K	371666	PETROLIA ENERGY CORPORATION	P	S	06/2018	SWD-1443		
2	30-005-00342	TWIN LAKES SAN ANDRES UNIT #045	N-36-08S-28E	N	371666	PETROLIA ENERGY CORPORATION	S	O	10/2012			
2	30-005-60767	TWIN LAKES SAN ANDRES UNIT #049	N-31-08S-29E	N	371666	PETROLIA ENERGY CORPORATION	P	O	08/2019			
2	30-005-60796	TWIN LAKES SAN ANDRES UNIT #050	O-31-08S-29E	O	371666	PETROLIA ENERGY CORPORATION	P	I	05/2012	LOST INJ AUTHORITY 6/10/13		
2	30-005-60028	TWIN LAKES SAN ANDRES UNIT #056	2-01-09S-28E	B	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020			
2	30-005-61031	TWIN LAKES SAN ANDRES UNIT #058	4-06-09S-29E	D	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020			
2	30-005-60807	TWIN LAKES SAN ANDRES UNIT #059	3-06-09S-29E	C	371666	PETROLIA ENERGY CORPORATION	P	I	06/2012	LOST INJ AUTHORITY 6/10/13		
2	30-005-62069	TWIN LAKES SAN ANDRES UNIT #064	E-01-09S-28E	E	371666	PETROLIA ENERGY CORPORATION	P	O	08/2012			
2	30-005-61096	TWIN LAKES SAN ANDRES UNIT #067	H-01-09S-28E	H	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020			
2	30-005-61007	TWIN LAKES SAN ANDRES UNIT #068	5-06-09S-29E	E	371666	PETROLIA ENERGY CORPORATION	P	I	05/2012	LOST INJ AUTHORITY 6/10/13		
2	30-005-60885	TWIN LAKES SAN ANDRES UNIT #070	G-06-09S-29E	G	371666	PETROLIA ENERGY CORPORATION	P	I	06/2012	LOST INJ AUTHORITY 6/10/13		
2	30-005-62212	TWIN LAKES SAN ANDRES UNIT #071	2-06-09S-29E	B	371666	PETROLIA ENERGY CORPORATION	P	O	09/2019			
2	30-005-61032	TWIN LAKES SAN ANDRES UNIT #077	6-06-09S-29E	L	371666	PETROLIA ENERGY CORPORATION	P	O	02/2012		T	9/14/2006
2	30-005-62213	TWIN LAKES SAN ANDRES UNIT #080	G-06-09S-29E	G	371666	PETROLIA ENERGY CORPORATION	P	O	12/2011			
2	30-005-60659	TWIN LAKES SAN ANDRES UNIT #085	O-01-09S-28E	O	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020			
2	30-005-61006	TWIN LAKES SAN ANDRES UNIT #088	O-06-09S-29E	O	371666	PETROLIA ENERGY CORPORATION	P	I	06/2012	LOST INJ AUTHORITY 6/10/13		
2	30-005-61095	TWIN LAKES SAN ANDRES UNIT #092	A-12-09S-28E	A	371666	PETROLIA ENERGY CORPORATION	P	O	07/2012			
2	30-005-61106	TWIN LAKES SAN ANDRES UNIT #094	B-07-09S-29E	B	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020			
2	30-005-61452	TWIN LAKES SAN ANDRES UNIT #101	1-07-09S-29E	D	371666	PETROLIA ENERGY CORPORATION	P	O	09/2012			

Exhibit A: Case 21982 SFO

2	30-005-60844	TWIN LAKES SAN ANDRES UNIT #102	F-07-09S-29E	F	371666	PETROLIA ENERGY CORPORATION	P	O	09/2012	
2	30-005-61332	TWIN LAKES SAN ANDRES UNIT #106	3-07-09S-29E	L	371666	PETROLIA ENERGY CORPORATION	P	O	06/2012	
2	30-005-62845	TWIN LAKES SAN ANDRES UNIT #123	F-31-08S-29E	F	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020	
2	30-005-63138	TWIN LAKES SAN ANDRES UNIT #200	I-12-09S-28E	I	371666	PETROLIA ENERGY CORPORATION	P	O	11/2016	SAN ANDRES
2	30-005-63147	TWIN LAKES SAN ANDRES UNIT #202	M-36-08S-28E	M	371666	PETROLIA ENERGY CORPORATION	S	O	10/2016	SAN ANDRES
2	30-005-63140	TWIN LAKES SAN ANDRES UNIT #203	K-06-09S-29E	K	371666	PETROLIA ENERGY CORPORATION	P	O	01/2020	SAN ANDRES
2	30-005-63185	TWIN LAKES SAN ANDRES UNIT #316	I-36-08S-28E	I	371666	PETROLIA ENERGY CORPORATION	S	O	01/2020	SAN ANDRES
2	30-005-63187	TWIN LAKES SAN ANDRES UNIT #319	J-31-08S-29E		371666	PETROLIA ENERGY CORPORATION	P	O	02/2014	SAN ANDRES
2	30-005-63188	TWIN LAKES SAN ANDRES UNIT #321	1-31-08S-29E		371666	PETROLIA ENERGY CORPORATION	P	O	10/2016	SAN ANDRES
2	30-005-63189	TWIN LAKES SAN ANDRES UNIT #326	N-31-08S-29E		371666	PETROLIA ENERGY CORPORATION	P	O	09/2019	SAN ANDRES
2	30-005-63190	TWIN LAKES SAN ANDRES UNIT #329	3-06-09S-29E		371666	PETROLIA ENERGY CORPORATION	P	O	01/2020	SAN ANDRES
2	30-005-63192	TWIN LAKES SAN ANDRES UNIT #331	F-06-09S-29E		371666	PETROLIA ENERGY CORPORATION	P	O	01/2020	SAN ANDRES

WHERE Operator:371666, County:All, District:All, Township:All, Range:All, Section:All, Production(months):15, Excludes Wells Under ACOI, Excludes Wells in Approved TA Period